UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 16, 2023

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300	Little Rock	AR	72201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code	501	205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	INUV	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

On May 10, 2023, ValidClick, Inc. (“ValidClick”), a wholly-owned subsidiary of Inuvo, Inc. entered into an Amendment #32 (the “Amendment”) to the Yahoo Publisher Network Contract #1-19868214 with Yahoo Holdings, Inc., f/k/a/ Oath Holdings Inc., Yahoo EMEA Limited, f/k/a/ Verizon Media EMEA Limited, and Yahoo! Singapore Digital Marketing Pte. Ltd. to amend certain provisions of the Yahoo Publisher Network Contract #1-19868214, dated as of April 24, 2009 (as amended, the “Agreement”).

The Amendment modifies the terms of the Agreement by extending the term from November 30, 2023, to November 30, 2027, with automatic one year renewals unless either party gives written notice of non-renewal at least 90 days before the end of the then current term. The Amendment also modified certain payment terms and website traffic quality assessment related provisions under the Agreement.

The summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Amendment #32 to the Yahoo Publisher Network Contract #1-19868214, dated as of May 10, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to Inuvo, Inc. if publicly disclosed.